Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Gary Blair, hereby certify that the quarterly report on Form 10-Q of the Registrant for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 5, 2003	/s/ Gary J. Blair

	Name:	Gary J. Blair
	Title:	Executive Vice-President/
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Block Communications, Inc. and will be retained by Block Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.